Exhibit 1.1

Execution Version

NATURAL RESOURCE PARTNERS L.P.

8,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

October 6, 2014

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

As Representatives of the several underwriters

    named in Schedule 1 attached hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (the “Agreement”) 8,500,000 Common Units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”), including 1,039,933 Common Units to be allocated to Corbin J. Robertson, members of his family or his or their affiliated entities (the “Affiliate Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to an additional 1,275,000 Common Units (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” Citigroup Global Markets Inc. and Wells Fargo Securities, LLC shall act was the representatives (the “Representatives”) of the several Underwriters.

This is to confirm the agreement among GP Natural Resource Partners LLC, a Delaware limited liability company (the “Managing General Partner”), NRP (GP) LP, a Delaware limited partnership (the “General Partner”) and the Partnership (each an “NRP Party,” and collectively, the “NRP Parties”), and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.

1. Representations, Warranties and Agreements of the NRP Parties. Each of the NRP Parties, jointly and severally, represents and warrants to and agrees that:

(a) Registration; Definitions. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (as defined below) on Form S-3 (File No. 333-180907), relating to the Units (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and (ii) has been filed with the Commission under the Securities Act; and such automatic shelf registration statement became effective upon filing thereof under the Securities Act on April 24, 2012. As used in this Agreement:

(i) “Applicable Time” means 5:00 p.m. (New York City time) on the date of this Agreement.

(ii) “Base Prospectus” means the base prospectus included in the Registration Statement in the form it has most recently been amended on or prior to the date hereof.

(iii) “Effective Date” means any date as of which any part of the Registration Statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(v) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Units;

(vi) “Pricing Disclosure Package” means (i) the Base Prospectus, (ii) the most recent Preliminary Prospectus as amended or supplemented as of the Applicable Time, and (iii) the pricing information and each Issuer Free Writing Prospectus, if any, identified in Schedule 3 hereto;

(vii) “Prospectus” means the final prospectus relating to the Units, including the Base Prospectus and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii) “Registration Statement” means, collectively, the various parts of the registration statement referred to in this Section 1(a), each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or in the case of the Pricing Disclosure Package, as of the Applicable Time. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include the most recent annual report of the Partnership on Form 10-K or Form 10-K/A filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the original Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Well Known Seasoned Issuer; Partnership Not an Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the Closing Date or any Option Closing Date, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on each Effective Date and on the Closing Date (as defined in Section 3) and any Option Closing Date (as defined in Section 3), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations.

(d) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through you as the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).

(e) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the Closing Date and any Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).

(f) No Material Misstatements or Omissions in Documents Incorporated By Reference. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 9(e).

(h) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 9(e).

(i) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus does not and will not include any information that conflicts with the information contained in the Registration Statement or the Pricing Disclosure Package, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by the Underwriters through the Representatives specifically for inclusion therein, which information consists solely of the information specified in Section 9(e).

(j) Formation and Qualification of Members of the Partnership Group. Each of the Managing General Partner, the General Partner, the Partnership, NRP (Operating) LLC, a Delaware limited liability company (the “Operating Company”), NRP Finance Corporation, a Delaware corporation (“NRP Finance”), NRP Oil and Gas LLC, a Delaware limited liability company (“NRP Oil and Gas”) and their respective subsidiaries listed on Schedule 2 hereto (collectively, the “Partnership Group,” and the subsidiaries listed on Schedule 2 hereto, the “Operating Subsidiaries”) has been duly formed or incorporated, as applicable, and is validly existing in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, with all limited liability company, corporate or limited partnership power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and, in the case of the Managing General Partner, to act as the general partner of the General Partner, and in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus. Each member of the Partnership Group is duly registered or qualified as a foreign limited liability company, corporation or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the ownership or lease of property or the character of the business conducted by it makes such qualification or registration necessary, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Group, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(k) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended or restated to date (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”).

(l) Capitalization. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 113,608,742 Common Units. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Base Prospectus under the caption “Description of Our Common Units — Status as Limited Partner or Assignee”).

(m) Valid Issuance of the Units. The Firm Units and the Option Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Base Prospectus under the caption “Description of Our Common Units — Status as Limited Partner or Assignee”).

(n) Ownership of the Managing General Partner. Robertson Coal Management LLC, a Delaware limited liability company (“RCM LLC”), owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Managing General Partner, as amended to date (the “Managing General Partner LLC Agreement”), and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and RCM LLC owns such membership interests free and clear of all Liens.

(o) Ownership of the General Partner. The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner, as amended or restated to date (the “General Partner Partnership Agreement”); and the Managing General Partner owns such general partner interest free and clear of all Liens.

(p) Ownership of the Operating Company and NRP Oil and Gas. The Partnership owns 100% of the issued and outstanding membership interests in the Operating Company and NRP Oil and Gas; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the Operating Company and NRP Oil and Gas, as amended or restated to date (the “Operating Company LLC Agreements”) and are fully paid (to the extent required under the Operating Company LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens.

(q) Ownership of the Operating Subsidiaries. The Operating Company owns, directly or indirectly, 100% of the issued and outstanding membership interests in each of the Operating Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the Operating Subsidiaries, each as amended or restated to date (the “Operating Subsidiaries Operating Agreements”) and are fully paid (to the extent required under the Operating Subsidiaries Operating Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all Liens.

(r) No Other Subsidiaries. Other than (i) the Partnership’s ownership of a 100% of the outstanding capital stock of NRP Finance and a 100% membership interest in each of NRP Oil and Gas and the Operating Company, (ii) the Operating Company’s ownership of a direct or indirect 100% membership interest in each of the Operating Subsidiaries and a 51.0% member interest in BRP LLC, a Delaware limited liability company (“BRP”), (iii) BRP’s ownership of a 100% membership interest in CoVal Leasing Company, LLC, and (iv) the ownership of a 49% membership interest OCI Wyoming LLC, a Delaware limited partnership (“OCI LLC”), by NRP Trona LLC, a Delaware limited liability company, neither the Partnership nor the Operating Company owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(s) No Preemptive Rights, Registration Rights or Options. Except as described in the Pricing Disclosure Package and the Prospectus, (i) there are no preemptive rights or other rights to subscribe for or to purchase any partnership or membership interests of any member of the Partnership Group, in each case pursuant to the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation or other organizational documents of any member of the Partnership Group (collectively, the “Organizational Documents”) or any other agreement or instrument to which any of such entities is a party or by which any of them may be bound, and (ii) there are no restrictions upon the voting or transfer of any partnership interests in the Partnership contained in the Partnership Agreement, or any other agreement or instrument to which the Partnership is a party or by which the Partnership may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as provided in the Partnership Agreement, which rights have been waived, with respect to this offering. There are no outstanding options or warrants to purchase any partnership or membership interests of any member of the Partnership Group. Except with respect to the General Partner’s right to maintain its 2% general partner interest, the holders of preemptive rights, if any, have waived such rights in connection with this offering.

(t) Authority and Authorization. Each of the NRP Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. At the Closing Date and any Option Closing Date, all partnership and limited liability company action, as the case may be, required to be taken by the NRP Parties or any of their partners or members, if any, for the authorization, issuance, sale and delivery of the Units by the Partnership contemplated by this Agreement shall have been validly taken.

(u) Enforceability of Underwriting Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the NRP Parties.

(v) Conformity of Units to Description in Prospectus. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w) Enforceability of Other Agreements. (i) The Partnership Agreement has been duly authorized, validly executed and delivered and is a valid and legally binding agreement, enforceable in accordance with its terms; (ii) each of the Organizational Documents (other than the Partnership Agreement) has been duly authorized, executed and delivered by the respective member of the Partnership Group party thereto and is a valid and legally binding agreement of such member of the Partnership Group, enforceable against such member in accordance with the terms of each of such Organizational Documents; and (iii) the Limited Liability Company Agreement of OCI Wyoming LLC, a Delaware limited liability company (“OCI LLC”) has been duly authorized, validly executed and delivered by NRP Trona LLC, a Delaware limited liability company (“NRP Trona”) and is a valid and legally binding agreement of NRP Trona, enforceable against NRP Trona in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(x) No Conflicts. None of the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the NRP Parties or the consummation by the NRP Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any member of the Partnership Group or the Limited Liability Company Agreement of OCI LLC, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group is a party or by which any of them or any of their respective properties may be bound or, to the knowledge of the Partnership, to which OCI LLC is a party or by which it or any of its properties is bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any member of the Partnership Group or any of their properties in a proceeding to which any of them or their property is a party or, to the knowledge of the Partnership, OCI LLC or any of its properties in a proceeding to which it or any of its property is a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement.

(y) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any member of the Partnership Group or OCI LLC or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units in the manner contemplated by this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement by the NRP Parties, or the consummation by any member of the NRP Parties of the transactions contemplated by this Agreement, except for such consents (i) required under the Securities Act and state securities or “Blue Sky” laws or (ii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(z) No Default. None of the members of the Partnership Group or, to the knowledge of the Partnership, OCI LLC is (i) in violation of its organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (i) (solely with respect to OCI LLC), (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement. To the knowledge of the NRP Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group or OCI LLC is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(aa) Independent Public Accountantsof the Partnership. Ernst & Young LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to the Partnership within the meaning of the Securities Act and the Rules and Regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(bb) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) of the Partnership and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein.

(cc) No Material Adverse Change. None of the members of the Partnership Group or, to the knowledge of the Partnership, OCI LLC has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus or, with respect to OCI LLC, such that would not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Group, taken as a whole.

(dd) No Distribution of Other Offering Materials. None of the NRP Parties has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Sections 1(i), or 5(b)(xii) hereof or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(ee) Title to Properties. The Operating Company and each of its subsidiaries and, to the knowledge of the Partnership, OCI LLC have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus, free and clear of all Liens except (1) as described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the Pricing Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Operating Company or its subsidiaries or OCI LLC, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(ff) Rights-of-Way. Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Pricing Disclosure Package and the Prospectus which are not reasonably expected to have a Material Adverse Effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, each member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC has fulfilled and performed all of its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Group, taken as a whole.

(gg) Permits. Each member of the Partnership Group and to the knowledge of the Partnership, OCI LLC, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each member of the Partnership Group has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) Books and Records. The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) Disclosure Controls. (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or submits under the Exchange Act is accumulated and communicated to the management of the Partnership, including its respective principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(jj) No Recent Changes to Internal Controls. Since the date of the most recent audited balance sheet of the Partnership reviewed or audited by Ernst and Young LLP and the audit committee of the board of directors of the Managing General Partner, (i) none of the NRP Parties has been advised of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership Group to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Group, and (ii) since that date, there have been no changes in internal controls that have materially affected, or are likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(kk) Tax Returns. Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(ll) Investment Company . No member of the Partnership Group is, and after sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(mm) Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus, each of the entities comprising the Partnership Group and, to the knowledge of the Partnership, OCI LLC (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(nn) No Labor Dispute. No dispute with the employees of any member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC exists or, to the knowledge of the NRP Parties, is threatened or imminent and the NRP Parties are not aware of any existing or imminent labor disturbance by the employees of any of the lessees of the Partnership Group or OCI LLC that would be reasonably likely to have a Material Adverse Effect.

(oo) ERISA. No member of the Partnership Group or any ERISA Affiliate (as defined below) has, or is reasonably expected to incur, any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA). “ERISA Affiliates” means the General Partner and each of its subsidiaries.

(pp) Insurance. Each of the Partnership Group and, to the knowledge of the Partnership, OCI LLC maintains insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated, except, with respect to OCI LLC, such as would not have, individually or in the aggregate, a Material Adverse Effect. No member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, except, with respect to OCI LLC, such as would not have, individually or in the aggregate, a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and on any Option Closing Date. Each member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC is in compliance with the terms of such policies and instruments in all material respects, except, with respect to OCI LLC, such as would not have, individually or in the aggregate, a Material Adverse Effect; and there are no material claims by any member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except, with respect to OCI LLC, such as would not have, individually or in the aggregate, a Material Adverse Effect.

(qq) Litigation. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC is or may be a party or to which the business or property of any member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any member of the Partnership Group or, to the knowledge of the Partnership, OCI LLC is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(rr) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ss) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Group on the one hand, and the directors, officers, partners, customers or suppliers of the Managing General Partner or the General Partner and their respective affiliates (other than the Partnership Group) on the other hand, which is required to be described in the Pricing Disclosure Package and the Prospectus which is not so described.

(tt) No Omitted Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the NRP Parties, threatened or contemplated, against any member of the Partnership Group, or to which any member of the Partnership Group is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Pricing Disclosure Package or the Prospectus that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act.

(uu) Reserve Information. All information related to the coal reserves of the Partnership Group (including, without limitation, information related to (x) proven, probable and total recoverable coal reserves in the aggregate and by region and mining complex location, (y) underground and surface coal reserves, and (z) sulfur quality (including with respect to compliance coal), typical quality and type of coal) (the “Coal Reserve Information”) included in (i) the Registration Statement as of each Effective Date, (ii) the Pricing Disclosure Package as of the Applicable Time and (iii) the Prospectus as of its date and the Closing Date and any Option Closing Date, was and is accurate in all material respects as of the date with respect to which such information was given. The Coal Reserve Information has been calculated in accordance with standard mining or reserve engineering procedures, as applicable, used in the coal industry and applicable government reporting requirements and applicable law. All information underlying the estimates of oil, natural gas and natural gas liquids reserves attributable to the properties to be acquired by the Partnership from Kaiser-Whiting, LLC has been supplied and prepared in accordance with industry standards and the estimates of such reserves (the “Oil and Gas Reserve Information”) included in (i) the Registration Statement as of each Effective Date, (ii) the Pricing Disclosure Package as of the Applicable Time and (iii) the Prospectus as of its date and the Closing Date and any Option Closing Date, was and is accurate in all material respects as of the date with respect to which such information was given. All assumptions used in the calculation of the Coal Reserve Information and the Oil and Gas Reserve Information were reasonable in all material respects when made.

(vv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership and any of the Managing General Partner’s directors or officers, acting on behalf of the Partnership, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ww) Compliance with Money Laundering Laws. The operations of each member of the Partnership Group and, to the knowledge of the Partnership at the Applicable Time, OCI LLC, are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Partnership Group or, to the knowledge of the Partnership at the Applicable Time, OCI LLC with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(xx) No Unlawful Payments. No member of the Partnership Group nor, to the knowledge of the Partnership, OCI LLC or any director, officer, agent employee of any member of the Partnership Group is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or the rules or regulations thereunder; and each member of the Partnership Group and, to the knowledge of the Partnership, OCI LLC, have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or the rules or regulations thereunder.

(yy) No Conflicts with Sanctions Laws. No member of the Partnership Group nor, to the knowledge of the Partnership, OCI LLC or any director, officer, agent or employee of any member of the Partnership Group (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(aaa) Transactions with Sanctioned Persons; Sanctioned Countries. Except as has been disclosed to the Representatives or is not material to the analysis under any Sanctions, no member of the Partnership Group has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does any member of the Partnership Group have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

Any certificate signed by any officer of any NRP Party and delivered to the Representatives or to counsel for the Underwriters pursuant to Section 7 of this Agreement shall be deemed a representation and warranty by such NRP Party, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale of the Units. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell 8,500,000 Firm Units to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The price of both the Firm Units (other than the Affiliate Units) and any Option Units purchased by the Underwriters shall be $11.54 per Unit, and the price of the Affiliate Units shall be $12.02 per Unit, which is the price to the public in the offering contemplated hereby; provided, however, that notwithstanding anything to the contrary in this Agreement, any Affiliate Units not purchased by Corbin J. Robertson, members of his family or his or their affiliated entities shall be offered to the public as part of the public offering contemplated hereby, in which case such Affiliate Units shall be purchased from the Partnership by the Underwriters at a price equal to the price of the Firm Units other than the Affiliate Units as set forth in this Section 2(a).

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership grants to the Underwriters an option to purchase, severally and not jointly, up to 1,275,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as the number of the Firm Units set forth opposite the name of such Underwriter on Schedule 1 hereto bears to the aggregate number of the Firm Units, subject to such adjustments as the Representatives, in their absolute discretion, shall make to eliminate any fractional units.

3. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day (as defined below) prior to the Closing Date) shall be made at the offices of Andrews Kurth, Houston, Texas, at 10:00 a.m., New York City time, on October 10, 2014 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 10 hereof (such date and time of delivery of any payment for the Firm Units being herein called the “Closing Date”). Delivery of the Firm Units shall be made for the account of each Underwriter against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units shall be made through the facilities of the Depository Trust Company (the “DTC”) unless the Representatives shall otherwise instruct. As used in this Agreement, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Underwriters, at the offices of Andrews Kurth LLP, Houston, Texas, on the date and at the time specified by the Representatives (which shall be within three Business Days after exercise of said option) (the “Option Closing Date”) for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. If any Option Closing Date for the Option Units occurs after the Closing Date, the Partnership will deliver to the Underwriters on any Option Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Pricing Disclosure Package and the Prospectus.

5. Further Agreements of the NRP Parties and the Underwriters.

(a) Each of the NRP Parties, jointly and severally, agrees:

(i) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed; (iv) to advise the Underwriters promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(ii) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Units.

(iii) Copies of Documents to the Underwriters. Upon their request, to deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 5(a)(iv) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus, any supplement to the Prospectus or any new, replacement registration statement that may, in the judgment of the Partnership or the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement, any supplement to the Prospectus or any new, replacement registration statement, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing. The Partnership will furnish to the Underwriters such number of copies of such new registration statement, amendment or supplement as the Underwriters may reasonably request and use its commercially reasonable efforts to cause such new registration statement or amendment to be declared effective as soon as practicable. In any such case, the Partnership will promptly notify the Representatives of such filings and effectiveness.

(v) Reports to Unitholders. As soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, the Partnership will make generally available to its unitholders and to the Underwriters an earnings statement or statements of the Partnership that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(vi) Signed Copies of the Registration Statement and Prospectus. The Partnership will, upon request, furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request.

(vii) Qualification of Securities. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the securities laws, “Blue Sky” laws or laws of such states as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business or subject itself to taxation in any jurisdiction where it is not now so qualified or subject to taxation or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Units.

(viii) Lock-up Period; Lock-up Letters. For a period commencing on the date hereof and ending on the 45th day from the date of the Prospectus (the “Lock-Up Period”), the NRP Parties shall not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Common Units issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options or restricted units pursuant to option plans or employee benefit plans existing on the date hereof), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement with respect to the registration of any Common Units, securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of each of the Representatives, on behalf of the Underwriters, except that (a) the NRP Parties may transfer such securities to affiliates of the General Partner or Managing General Partner provided that such affiliates agree in writing to be bound by the foregoing restrictions of this Section 5(a)(viii) by executing and delivering to the Representatives a letter or letters substantially in the form of Exhibit A hereto, (b) after the first to occur of (x) the full exercise of the Underwriters’ option to purchase up to an additional 1,275,000 Common Units described in Section 2(b) below and (y) the expiration of the 30th day after the date of the Prospectus, the Partnership may enter into an equity distribution or similar agreement for sales of securities through an “at the market offering,” as such term is defined in Rule 415 of the 1933 Act, and issue Common Units or Preferred Units under such agreement or its existing equity distribution agreement through the Partnership’s effective registration statement on Form S-3 (Registration No. 333-183314) and (c) the Partnership may issue Common Units in connection with acquisitions provided that, in connection with such issuance, the recipients of such Common Units agree in writing to be bound by the foregoing restrictions of this Section 5(a)(viii) by executing and delivering to the Representatives a letter or letters substantially in the form of Exhibit A hereto. Each executive officer and director of the Managing General Partner and each unitholder of the Partnership set forth on Schedule 4 hereto shall furnish to the Underwriters, prior to or on the date of this Agreement, a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(ix) Price Manipulation. The NRP Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(x) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Pricing Disclosure Package and the Prospectus.

(xi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(xii) Retention of Issuer Free Writing Prospectuses. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof and prior to the Closing Date or any Option Closing Date, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent

Preliminary Prospectus or the Prospectus or, when considered together with the most recent Preliminary Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their reasonable request or as required by the Rules and Regulations, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(b) Use of “Issuer Information” in “Free Writing Prospectus.” Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”).

6. Expenses. The Partnership covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Units; (f) the listing of the Units on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(vii) and the preparation, printing and distribution of a blue sky memorandum (including related fees and expenses of counsel to the Underwriters); (h) the printing of certificates representing the Units and of any transfer agent or registrar; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership Group and any such consultants and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 9 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties of the NRP Parties contained herein as of the Applicable Time, the Closing Date and, if applicable, any Option Closing Date, to the accuracy of the statements of the NRP Parties made in any certificates pursuant to the provisions hereof, to the performance by the NRP Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Partnership’s knowledge, threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters; and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to the Closing Date or any Option Closing Date, as applicable, that the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of Andrews Kurth LLP, counsel for the Underwriters, is material or omits to state a fact that, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made).

(c) All corporate, partnership or limited liability company proceedings and other legal matters incident to the authorization, execution and delivery of this Agreement, the authorization, execution and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

(d) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and any Option Closing Date, if applicable, and addressed to you, in form and substance satisfactory to the Underwriters, substantially in the form attached hereto as Exhibit B.

(e) The Partnership shall have requested and caused Kathryn S. Wilson, Vice President, General Counsel and Secretary of the Managing General Partner, to have furnished to you her written opinion, dated the Closing Date and any Option Closing Date, if applicable, and addressed to you, substantially in the form attached hereto as Exhibit C.

(f) The Underwriters shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Option Closing Date, if applicable, and addressed to the Underwriters, with respect to any matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Partnership shall have furnished to the Underwriters a certificate signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Managing General Partner, dated the Closing Date and addressed to the Underwriters, stating that:

(i) The representations and warranties of the NRP Parties in this Agreement are true and correct on and as of the Closing Date and any Option Closing Date, if applicable, with the same effect as if made on the Closing Date and any Option Closing Date, as applicable, and such entities have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date or Option Closing Date, as applicable;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such person’s knowledge, threatened; and

(iii) They have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus and, in their opinion, (A) the Registration Statement, as of the latest Effective Date, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date and as of the Closing Date or Option Closing Date, as applicable, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Pricing Disclosure Package and the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(h) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and (ii) stating that, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), such accounting firm shall have furnished to the Underwriters a letter (the “bring-down letter”) of Ernst & Young LLP, addressed to the Underwriters and dated the Closing Date or Option Closing Date, if applicable (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, (ii) stating that, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(j) Except as described in the Pricing Disclosure Package and the Prospectus, (i) no member of the Partnership Group shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (exclusive or any amendment or supplement thereto after the date hereof), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any adverse change in the capital stock or long-term debt of any member of the Partnership Group or any change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Partnership Group taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on the Closing Date or Option Closing Date, as applicable, on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any securities of the Partnership shall have been suspended or materially limited by the Commission or on any exchange or in the over-the-counter market or minimum prices shall have been established or settlement disrupted in respect of any of the Partnership’s securities on any exchange or market, (ii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on the Closing Date or any Option Closing Date, as applicable, on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(l) The NRP Parties shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(m) The Units shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriters.

(n) At the Closing Date, pursuant to Section 5(a)(viii) hereof, the Partnership shall have furnished to the Underwriters letters, dated as of the date hereof, addressed to the Underwriters substantially in the form of Exhibit A hereto from each of the persons and entities listed on Schedule 4 hereto.

(o) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and, if applicable, any Option Closing Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof (other than Section 7(k)(ii) through 7(k)(v)) is not satisfied or because of any refusal, inability or failure on the part of the NRP Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Units. If the sale of the Units provided herein is not consummated because any condition set forth in Section 7(k)(ii) through 7(k)(v) is not satisfied, the Partnership shall not be obligated to reimburse any Underwriter for such Underwriter’s expenses.

9. Indemnification and Contribution.

(a) The NRP Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters, and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, or the Prospectus (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which any such statements were made), or in any amendment or supplement thereto, (B) any Blue Sky application or other document prepared or executed by the NRP Parties (or based upon any written information furnished by the NRP Parties for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (C) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (D) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or (E) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or in any Blue Sky Applications, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which any such statements were made) not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the NRP Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter, and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the NRP Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or in any Blue Sky Application in reliance upon and in conformity with written information concerning such Underwriters furnished to the Partnership through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information consists solely of the information specified in Section 9(e) below. The foregoing indemnity agreement is in addition to any liability which any NRP Party may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the NRP Parties, each of their respective employees, the officers and directors of the General Partner, and each person, if any, who controls the NRP Parties within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the NRP Parties or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which any such statements were made) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which any such statements were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(e) below, and shall reimburse the NRP Parties and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the NRP Parties or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the NRP Parties under this Section 9 if (i) the NRP Parties and the Underwriters shall have so mutually agreed; (ii) the NRP Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the NRP Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the NRP Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the NRP Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the NRP Parties on the one hand and the Underwriters on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the NRP Parties on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the NRP Parties on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth on the front cover of the Prospectus, on the one hand and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth on the front cover of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, as set forth on the front cover of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The NRP Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this paragraph (d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the NRP Parties acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment of supplement thereto or in any Non-Prospectus Road Show.

10. Defaulting Underwriters.

(a) If, on the Closing Date or Option Closing Date, as applicable, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting

Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Closing Date or Option Closing Date, as applicable, for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 10(a), the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Closing Date or Option Closing Date, as applicable, pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 10(a), the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in Section 10(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the General Partner and the Partnership, except that the General Partner and the Partnership will continue to be liable for the payment of expenses as set forth in Section 8.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Units if, prior to that time, any of the events described in Sections 7(j) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the NRP Parties or their respective officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the NRP Parties or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Research Independence. The NRP Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the NRP Parties and/or the offering that differ from the views of its investment bankers. The NRP Parties hereby waive and release, to the fullest extent permitted by law, any claims that the NRP Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the NRP Parties by such Underwriters’ investment banking divisions. The NRP Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, each of the NRP Parties acknowledge and agree that: (i) nothing herein shall create a fiduciary or agency relationship between any NRP Party, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any NRP Party in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between any NRP Party, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to any NRP Party shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, each of the NRP Parties acknowledge that the Underwriters may have financial interests in the success of the offering of the Units that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to any NRP Party for, any of such additional financial interests. Each of the NRP Parties hereby waive and release, to the fullest extent permitted by law, any claims that any NRP Party may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and (ii) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152,

Attention: Equity Syndicate Department (fax no: (212) 214-5918), and, if sent to any member of the Partnership Group, will be mailed, delivered or telefaxed to Kathryn S. Wilson, Natural Resource Partners L.P., 601 Jefferson Street, Suite 3600, Houston, Texas 77002 (fax no.: (713) 751-7563). The NRP Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Citigroup Global Markets Inc. or Wells Fargo Securities, LLC on behalf of the Underwriters.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the NRP Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the NRP Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the NRP Parties, the officers of the NRP Parties who have signed the Registration Statement and any person controlling the NRP Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject mater hereof and supersedes all other prior and contemporaneous agreements and understandings, whether oral and written, of the parties in connection therewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the NRP Parties and the several Underwriters.

Very truly yours,

NATURAL RESOURCE PARTNERS L.P.

By:	NRP (GP) LP, its general partner

	By:	GP Natural Resource Partners LLC, its
general partner

	By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President, General Counsel
and Secretary

NRP (GP) LP

By:	GP Natural Resource Partners LLC,
its general partner

	By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President, General Counsel and
Secretary

GP NATURAL RESOURCE PARTNERS LLC

	By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President, General Counsel and
Secretary

Signature Page to Natural Resource Partners L.P. Underwriting Agreement

Accepted:
CITIGROUP GLOBAL MARKETS INC.
WELLS FARGO SECURITIES, LLC

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Dylan C. Tornay
Name: Dylan C. Tornay
Title: Managing Director

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

On behalf of themselves and on behalf of the other Underwriters named in Schedule 1 as the Representatives thereof.

Signature Page to Natural Resource Partners L.P. Underwriting Agreement

SCHEDULE 1

NATURAL RESOURCE PARTNERS L.P.

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.	2,125,000
Wells Fargo Securities, LLC	2,125,000
UBS Securities LLC	1,615,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,615,000
Stifel, Nicolaus & Company, Incorporated	595,000
BB&T Capital Markets, a division of BB&T Securities, LLC	425,000

Total	8,500,000

Schedule 1 - 1

SCHEDULE 2

NATURAL RESOURCE PARTNERS L.P.

Entity	State of Formation
GP Natural Resource Partners LLC	Delaware
NRP (GP) LP	Delaware
Natural Resource Partners L.P.	Delaware
NRP (Operating) LLC	Delaware
NRP Oil and Gas LLC	Delaware
NRP Finance Corporation	Delaware
BRP LLC	Delaware
CoVal Leasing Company, LLC	Delaware
WPP LLC	Delaware
ACIN LLC	Delaware
WBRD LLC	Delaware
HOD LLC	Delaware
Shepard Boone Coal Company LLC	Delaware
Gatling Mineral, LLC	Delaware
Independence Land Company, LLC	Delaware
Williamson Transport, LLC	Delaware
Little River Transport, LLC	Delaware
Rivervista Mining, LLC	Delaware
Deepwater Transportation, LLC	Delaware
NRP Trona LLC	Delaware
VantaCore Partners LP	Delaware
Winn Marine, LLC	Delaware
McIntosh Construction Company, LLC	Delaware
McAsphalt, LLC	Delaware
Southern Aggregates, LLC	Delaware
Winn Materials of Kentucky LLC	Delaware
Laurel Aggregates of Delaware, LLC	Delaware
Utica Resources LLC	Delaware
Laurel Aggregates Terminal Services of Delaware, LLC	Delaware
Laurel Aggregates of PA (Delaware), LLC	Delaware
Winn Materials, LLC	Delaware

Schedule 2 - 1

SCHEDULE 3

ADDITIONAL PRICING DISCLOSURE PACKAGE

Number of Units: 8,500,000 Firm Units or, if the Underwriters exercise in full their option to purchase additional Units granted in Section 2 to the Underwriting Agreement, 9,775,000 Units.

Public Offering Price for the Units: $12.02

Free Writing Prospectus, filed October 6, 2014.

Schedule 3 - 1

SCHEDULE 4

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors:

Robert T. Blakely

Robert B. Karn III

Stephen P. Smith

Leo A. Vecellio, Jr.

Corbin J. Robertson III

Russell D. Gordy

Donald R. Holcomb

Richard A. Navarre

Officers:

Corbin J. Robertson, Jr.

Dwight L. Dunlap

Kevin F. Wall

Wyatt L. Hogan

Dennis F. Coker

Kevin J. Craig

Kenneth Hudson

Kathy H. Roberts

Kathryn S. Wilson

Gregory F. Wooten

David M. Hartz

Unitholders:

Western Pocahontas Properties Limited Partnership

Western Bridgeport, Inc.

New Gauley Coal Corporation

Schedule 4 - 1

EXHIBIT A

FORM OF LOCK-UP LETTER AGREEMENT

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

As Representatives of the several underwriters

  named in Schedule 1 attached hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), and the other parties named therein (collectively, the “Partnership Parties”), providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) in the Partnership, and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of the execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units or securities convertible into or exchangeable for Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right to file or cause to be filed a registration statement, including any amendments thereto, to register any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the

Exhibit A - 1

foregoing, in each case, for a period of forty-five (45) days from the date of the final prospectus relating to the Offering (such ninety-day period, the “Lock-Up Period”). The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Citigroup Global Markets Inc. and Wells Fargo Securities, LLC at least two business days prior to the proposed transfer or disposition.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, then the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will be made only pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership Parties and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Exhibit A - 2

Very truly yours,

By:
Name:
Title:

Dated: October     , 2014

Exhibit A - 3

EXHIBIT B

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(i) Each of the Partnership and the General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus.

(ii) Each of the Managing General Partner and the Operating Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and, in the case of the Managing General Partner, to act as a general partner of the General Partner, in all material respects as described in the Pricing Disclosure Package and the Prospectus.

(iii) Each of the Operating Subsidiaries has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act or as a limited partnership under the Delaware LP Act with all necessary power and authority to own or lease its properties and to conduct its business, in all material respects as described in the Pricing Disclosure Package and the Prospectus.

(iv) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(v) As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of [•] Common Units. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(vi) The Firm Units to be offered and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and otherwise described in the Base Prospectus under the caption “Description of Our Common Units — Status as Limited Partner or Assignee”).

Exhibit B - 1

(vii) RCM LLC owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the Managing General Partner LLC Agreement and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and RCM LLC owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming RCM LLC as debtor is on file with the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created or arising under the Delaware LLC Act.

(viii) The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and the Managing General Partner owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Managing General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act. Adena Minerals, WPP, Great Northern, New Gauley Coal and NRP Investment L.P. own all of the limited partner interests in the General Partner; each such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Adena Minerals, WPP, Great Northern, New Gauley Coal and NRP Investment L.P. own such limited partner interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Adena Minerals, WPP, Great Northern or NRP Investment L.P. as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(ix) The Partnership owns 100% of the issued and outstanding membership interests in the NRP Oil and Gas and the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreements and are fully paid (to the extent required under the Operating Company LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

Exhibit B - 2

(x) Except as described in the Pricing Disclosure Package, the Prospectus and the Partnership Agreement, (i) there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any partnership interests in the Partnership or the General Partner, (ii) any membership interests in the Managing General Partner or the Operating Company or (iii) any equity interests in any Operating Subsidiary, in each case pursuant to the Organizational Documents of such entity or any other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as provided in the Pricing Disclosure Package, the Prospectus and the Partnership Agreement, which have been waived, if required, with respect to this offering. To such counsel’s knowledge, there are no outstanding options or warrants to purchase (A) any Common Units or other partnership interests in the Partnership, (B) any membership interests in the Operating Company or (C) any equity interests in the Operating Subsidiaries.

(xi) The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Pricing Disclosure Package and the Prospectus. All limited partnership and limited liability company action, as the case may be, required to be taken by the NRP Parties or any of their partners or members pursuant to the Delaware LP Act or the Delaware LLC Act, respectively, for the authorization, issuance, sale and delivery by the Partnership of the Units has been validly taken.

(xii) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the NRP Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of their respective Organizational Documents; (ii) violates or will violate any order, judgment, decree or injunction of any court or government agency or body known to such counsel directed to any member of the Partnership Group or any of their properties in a proceeding to which any of them or their properties is a party; (iii) results or will result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of any member of the Partnership Group; or (iv) violates or will violate the Delaware LP Act, the Delaware LLC Act, federal law or the laws of the State of Texas or New York, in the case of clauses (ii), (iii) and (iv), which violations would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement.

Exhibit B - 3

(xiii) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act or federal law is required for the (i) offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the NRP Parties or (iii) the consummation by the NRP Parties of the transactions contemplated by this Agreement, except for such consents (x) required under the Securities Act and state securities or “Blue Sky” laws or (y) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, as to which such counsel need not express any opinion.

(xiv) The statements under the captions “Cash Distributions,” “Description of Our Common Units,” “The Partnership Agreement” and “Investment in Natural Resource Partners L.P. by Employee Benefit Plans” in each of the Pricing Disclosure Package and the Prospectus, insofar as they constitute descriptions of agreements, constitute accurate summaries of the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, constitute accurate summaries of the portions of the statutes and regulations addressed thereby, and the Units conform in all material respects to the description set forth under the captions “Summary — The Offering,” “Cash Distributions” and “Description of Our Units” in each of the Pricing Disclosure Package and the Prospectus.

(xv) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed with the Commission on October [•], 2014 is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xvi) The Registration Statement became effective upon the filing thereof under the Securities Act on April 24, 2012; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of any Preliminary Prospectus and the Prospectus (or any supplement thereto) pursuant to Rule 424(b) and of any Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by such Rules.

(xvii) The Registration Statement, as of the latest Effective Date, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date (except for the financial statements and the notes and the schedules thereto, and the other financial and accounting data and reserve information included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xviii) The Partnership is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xix) This Agreement has been duly authorized, validly executed and delivered by each of the NRP Parties.

Exhibit B - 4

(xx) The Partnership Agreement has been duly authorized and validly executed by the General Partner and is a valid and legally binding agreement, enforceable against the General Partner in accordance with its terms; provided, that, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the NRP Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in paragraphs (xiv) and (xvii) of the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and related accounting information included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial information included therein and (iii) the reserve report and other reserve information included therein, as to which such counsel need not express an opinion), as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Pricing Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein or omitted therefrom and (iii) the reserve report and other reserve information included therein, as to which such counsel need not express an opinion), as of the Applicable Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and related accounting information included therein or omitted therefrom and (iii) the reserve report and other reserve information included therein, as to which such counsel need not express an opinion), as of its date and the Closing Date or Option Closing Date, as applicable, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely, without independent investigation or verification, with respect to matters of fact upon the representations of the Partnership contained in this Agreement, certificates of officers and employees of the NRP Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) assume that each certificate from government officials reviewed by such counsel is accurate, (D) state that their

Exhibit B - 5

opinion is limited to federal laws of the United States, the Delaware General Corporation Law, the Delaware LP Act, the Delaware LLC Act and the laws of the State of Texas, (E) with respect to the opinions expressed in paragraphs (iv), (v) and (vii) through (ix) above, state that they have relied on reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of State of the State of Delaware, naming the Managing General Partner, the General Partner, the Partnership, the Operating Company, Adena Minerals, WPP, Great Northern, New Gauley, RCM LLC, FRC-WPP NRP Investment L.P. or NRP Investment L.P., or any of them, as debtors, (F) state that they have not expressed an opinion respecting any securities or anti-fraud laws, and (G) state that they have not expressed any opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the NRP Parties may be subject.

Exhibit B - 6

EXHIBIT C

FORM OF OPINION OF KATHRYN S. WILSON

(i) Each member of the Partnership Group is duly registered or qualified as a foreign limited liability company, corporation or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the owner or lease of property or the character of the business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not have a Material Adverse Effect.

(ii) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any member of the Partnership Group or to which any member of the Partnership Group is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described but are required to be described or filed as required by the Securities Act.

In rendering the opinions expressed and statements set forth herein, such counsel may (A) rely, without independent investigation or verification, in respect of matters of fact upon certificates of officers and employees of the NRP Parties and upon information obtained from public official; and (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by her are genuine. Such counsel is licensed to practice law in the State of Texas, and opinions set forth herein are limited to matters governed by the laws of the State of Texas, applicable federal laws, the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, in each case as currently in effect, and such counsel expresses no opinion as to the law of any other jurisdiction. Such counsel does not express opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any members of the NRP Parties may be subject.

Exhibit C - 1